Exhibit 99.1

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF GEORGIA

ATLANTA DIVISION

In re SYNOVUS FINANCIAL CORP.	:	Civil Action No. 1:09-CV-01811-JOF
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This Document Relates To:	:
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Miller v. Anthony, et al.	:
Derivative Action	:
Civil Action No. 1:09-CV-03069-JOF	:

NOTICE OF SETTLEMENT OF DERIVATIVE ACTION

AND SETTLEMENT HEARING

TO:	ALL OWNERS OF SYNOVUS FINANCIAL CORP. (“SYNOVUS” OR “THE COMPANY”) COMMON STOCK AS OF NOVEMBER 14, 2012 (“CURRENT SYNOVUS SHAREHOLDERS”).

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS MAY BE AFFECTED. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF SHAREHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY LEGAL PROCEEDINGS IN THIS ACTION.

IF THE COURT APPROVES THE SETTLEMENT AND DISMISSAL OF THE ACTION, SHAREHOLDERS OF SYNOVUS WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE SETTLED CLAIMS. THIS ACTION IS NOT A “CLASS ACTION.” THUS THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

THE COURT HAS MADE NO FINDINGS OR DETERMINATIONS RESPECTING THE MERITS OF THE ACTION. THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT. IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.

IF YOU WERE NOT THE BENEFICIAL OWNER OF SYNOVUS COMMON STOCK ON THE RECORD DATE, PLEASE TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

YOU ARE HEREBY NOTIFIED, pursuant to Federal Rule of Civil Procedure 23.1 and an Order of the U.S. District Court for the Northern District of Georgia (the “Court”), that a proposed settlement agreement (the “Settlement”) has been reached among Plaintiff,1 on behalf of himself and derivatively on behalf of Synovus, the Individual Defendants, and Synovus in connection with the shareholder derivative

[1]

For purposes of this Notice, the Court incorporates by reference the definitions in the Settling Parties’ Stipulation of Settlement (“Stipulation”) fully executed as of November 13, 2012 and all capitalized terms used herein, unless otherwise defined, shall have the same meanings as set forth in the Stipulation. A copy of the Stipulation may be inspected at the Clerk of Court’s Office for the U.S. District Court for the Northern District of Georgia, Richard B. Russell Federal Building and Courthouse, 75 Spring Street, SW, Atlanta, GA 30303, and is also available for viewing on Synovus’ website at www.synovus.com.

action entitled Miller v. Anthony, et al., Civil Action No. 1:09-CV03069-JOF (the “Action”). The Settlement, if approved by the Court, would fully, finally and forever resolve the Action on the terms set forth in the Stipulation and summarized in this Notice, including the dismissal of the Action with prejudice.

As explained below, a hearing (the “Settlement Hearing”) shall be held before this Court on February 26, 2013 at 10:30 a.m. to determine whether, inter alia, the Settlement is fair, reasonable, and adequate, and should be finally approved by the Court. You have the right to object to the Settlement in the manner provided herein. If you fail to object in the manner provided herein at least fourteen (14) calendar days prior to the Settlement Hearing, you will be deemed to have waived your objections and will be bound by the Judgment to be entered and the releases to be given, unless otherwise ordered by the Court.

This Notice is not intended to be and should not be construed as an expression of any opinion by the Court with respect to the merits of the claims made in the Action, but is merely to advise you of the Settlement and of your rights as a Current Synovus Shareholder.

I.	BACKGROUND

This Action relates to claims of alleged misconduct, brought on behalf of Synovus, against certain of its current and former directors and executive officers concerning the Company’s lending relationship with one of its customers, the Sea Island Company (“Sea Island”), and assertions that Defendants failed to fully disclose what they knew about Sea Island’s financial condition and the Company’s lending exposure regarding Sea Island.

On August 4, 2009, Plaintiff issued a litigation demand pursuant to Georgia law on the Board of Directors of Synovus (the “Board”) demanding that the Board investigate and commence an action against certain of the Company’s current and former directors and officers (“the Demand”). On or about October 26, 2009, Plaintiff’s Counsel received a letter from Synovus’ General Counsel informing Plaintiff that the Board had decided to reject the Demand.

On November 4, 2009, Plaintiff, by and through his attorneys, initiated the Action by filing a complaint on behalf of Synovus in the United States District Court for the Northern District of Georgia against Defendants alleging claims for breach of fiduciary duty, unjust enrichment, abuse of control, gross mismanagement, and waste of corporate assets in connection with the Company’s lending relationship with Sea Island. Plaintiff further alleged that the Demand was wrongfully refused.

On December 1, 2009, the Court issued an order consolidating the Action for discovery purposes only with a putative federal securities class action that had also been filed in the United States District Court for the Northern District of Georgia against Synovus and certain of its present and former officers and directors by the City of Pompano Beach General Employees’ Retirement System (Civil Action No. 1:09-cv01811-JOF), which asserted similar claims regarding the Company’s alleged failure to disclose the full extent of its lending exposure to Sea Island and what Synovus purportedly knew about Sea Island’s financial condition (“the Securities Action”).

On December 21, 2009, another putative shareholder derivative action styled Hubert Laux v. Richard E. Anthony et al., Civil Action No. 2009CV179215, was filed in the Superior Court of Fulton County, State of Georgia, which was based on the same facts and asserted similar breach of fiduciary duty claims as set forth in the Action (the “State Court Action”). On July 17, 2010, the Superior Court stayed the State Court Action pending resolution of this Action.

On February 2, 2010, the Court issued an order appointing Plaintiff as “Lead Plaintiff” in the Action and The Weiser Law Firm, P.C. and Holzer, Holzer & Fistel, P.C. as “Lead Plaintiff’s Counsel” (“Plaintiff’s Counsel”). On April 6, 2010, the Court entered an agreed-upon scheduling order in the Action, which provided that the Defendants did not have an obligation to answer, move or otherwise respond to the Plaintiff’s initial complaint filed on November 4, 2009 until such time as the Court entered an order resolving any motions to dismiss filed in the Securities Action.

On March 23, 2012, the Court issued an order granting in part and denying in part the motions to dismiss filed in the Securities Action. As a result of this ruling, the parties to the Action submitted to the Court a proposed scheduling order, which was entered by the Court on April 18, 2012 and which provided for the submission of an amended complaint by Plaintiff.

On June 5, 2012, Plaintiff, by and through his attorneys, filed a Verified Amended Shareholder Derivative Complaint (“the Complaint”), alleging claims against Defendants for breach of fiduciary duty, unjust enrichment, abuse of control, and gross mismanagement in connection with the Company’s lending relationship with Sea Island and for breach of fiduciary duty with respect to the resignation of the Company’s former President and Chief Operating Officer (“COO”), Mr. Frederick L. Green III.

On July 25, 2012, the Defendants in the Action filed motions to dismiss Plaintiff’s Complaint for, among other things, failure to state a claim for relief and failure to make a pre-suit demand on the Board regarding certain of Plaintiff’s claims asserted in the Complaint.

Beginning in July 2012, Plaintiff’s Counsel received and reviewed tens of thousands of pages of documents produced by the Defendants. Then, over a period of approximately three months, the Settling Parties engaged in arm’s-length settlement negotiations, including numerous face-to-face and telephonic discussions, aimed at reaching a full and final Settlement of the claims asserted in the Action and the Demand.

On October 4, 2012, the Settling Parties participated in an in-person mediation session with Oscar N. Persons, Esq. of Burr & Forman LLP (the “Mediation”), who had been selected by counsel to serve as mediator for purposes of their ongoing settlement discussions. After the Mediation, the Settling Parties continued their discussions and worked together to memorialize the principal terms of the Settlement as set forth in the Stipulation.

II.	PLAINTIFF’S CLAIMS AND THE BENEFITS OF SETTLEMENT

Plaintiff’s Counsel conducted an extensive investigation relating to the claims and the underlying events alleged in the Action including, but not limited to: (1) reviewing and analyzing Synovus’ public filings with the U.S. Securities and Exchange Commission (“SEC”), press releases, announcements, transcripts of investor conference calls, and news articles; (2) drafting and filing the Demand and complaints in the Action; (3) reviewing tens of thousands of pages of documents; (4) researching the applicable law with respect to the claims asserted in the Action and the potential defenses thereto; (5) researching corporate governance issues; (6) preparing detailed settlement memorandum and participating in the Mediation; and (7) engaging in extensive settlement discussions with Defendants’ Counsel and successfully resolving the Action.

Plaintiff’s Counsel believe that the claims asserted in the Action have merit and that their investigation supports the claims asserted. Without conceding the merit of any of Defendants’ defenses or the lack of merit of any of their own allegations, and solely in order to avoid the potentially protracted time, expenses, and uncertainty associated with continued litigation, including potential trial and appeals, Plaintiff has concluded that it is desirable that the Action be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation. Plaintiff and Plaintiff’s Counsel recognize the significant risk, expense, and length of continued proceedings necessary to prosecute the Action against the Defendants through trial(s) and through possible appeal(s). Plaintiff’s Counsel also have taken into the account the uncertain outcome and the risk of any litigation, especially in complex cases such as the Action, as well as the difficulties and delays inherent in such litigation. Based on their evaluation, Plaintiff and Plaintiff’s Counsel have determined that the Settlement is fair, reasonable, adequate and is in the best interests of Plaintiff, Synovus, and Current Synovus Shareholders, and have agreed to settle the Action upon the terms and subject to the conditions set forth herein and in the Stipulation.

III.	DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

The Defendants have denied, and continue to deny, any liability or wrongdoing with respect to any and all claims and contentions alleged in the Action, the Demand, the State Court Action or otherwise by Plaintiff or Plaintiff’s Counsel. The Defendants also have denied and continue to deny, inter alia, allegations that Plaintiff, Synovus, or Current Synovus Shareholders have suffered damages, or that Plaintiff, Synovus or Current Synovus Shareholders were harmed by the conduct alleged in the Action, the Demand, or the State Court Action. While maintaining their innocence of any fault or wrongdoing, and without conceding any infirmity in their defenses against the claims alleged in the Action, the Demand, and the State Court Action, the Defendants consider it desirable that this Action and the State Court Action be dismissed, subject to the terms and conditions specified herein, because the Settlement will eliminate the substantial burden, expense, inconvenience, and distraction of continued litigation and will dispel any uncertainty that may exist as a result of the pendency of the Action and the State Court Action.

IV.	THE SETTLEMENT HEARING

The Settlement Hearing will be held before the Honorable J. Owen Forrester on February 26, 2013 at 10:30 a.m. at the U.S. District Court for the Northern District of Georgia, Richard B. Russell Federal Building and Courthouse, 75 Spring Street, SW, Atlanta, GA

30303 to determine: (i) whether the proposed Settlement, upon the terms set forth in the Stipulation, should be finally approved in all respects as fair, reasonable, and adequate; (ii) whether the Judgment approving the Settlement should be entered; (iii) whether Plaintiff’s Counsel’s agreed-to Fee Award should be finally approved; and (iv) whether the Incentive Award to Plaintiff should be finally approved. The Settlement Hearing may be continued by the Court at the Settlement Hearing, or at any adjourned session thereof without further notice.

V.	THE SETTLEMENT

The terms and conditions of the proposed Settlement are set forth fully in Exhibit A to the Stipulation described above. The Stipulation has been filed with the Court and is also available for viewing on the website of Synovus at www.synovus.com. The following is only a summary of its terms.

Following the issuance of the Demand and the initiation, prosecution, and Settlement of the Action and, as part of the Company’s overall decision to enhance its corporate governance provisions, which resulted in certain internal control process improvements, Synovus and/or the Board adopted various remedial measures and enhancements, including but not limited to those set forth in Exhibit A to the Stipulation. These measures relate to the structure of the Company, the operations of its Board, and the Board’s and management’s review and oversight of credit related matters. Synovus agrees that, unless otherwise indicated in the Stipulation, each of the corporate governance and compliance provisions set forth in Exhibit A shall be maintained and enforced for at least five (5) years from the Effective Date. As explained in the Stipulation, some of the provisions set forth at Exhibit A are also subject to elimination or modification if (1) a majority of the independent directors serving on the Company’s Corporate Governance Committee determine that such provision is no longer in the best interests of shareholders and vote to eliminate or change the provision; or (2) Synovus’ CEO decides in the exercise of his or her business judgment to change or discontinue the management-related provisions and promptly so advises the Corporate Governance Committee of the Board. Plaintiff believes that the corporate governance and process enhancements set forth in Exhibit A to the Stipulation comprehensively address the allegations and issues that were or could have been raised in the Action and the Demand, and Defendants acknowledge that these measures were implemented, in part, as a result of the issuance of the Demand and the initiation, prosecution, and Settlement of the Action. The Settling Parties further acknowledge that these corporate governance and process improvement measures have materially improved the manner in which Synovus is managed and governed and have or will substantially benefit, Synovus and Current Synovus Shareholders.

VI.	DISMISSAL AND RELEASES

In connection with the Court’s approval of the Settlement, the Settling Parties will jointly request entry of the Judgment by the Court, dismissing with prejudice all claims alleged by Plaintiff against the Individual Defendants in the Action.

Upon the Effective Date, Plaintiff, Synovus, and Current Synovus Shareholders, shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Claims against the Released Persons.

Upon the Effective Date, each of the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged Plaintiff, Plaintiff’s Counsel, and Synovus from all claims (including Unknown Claims), arising out of, relating to, or in connection with the institution, prosecution, settlement, or resolution of the Action or the Demand.

VII.	ATTORNEYS’ FEES AND EXPENSES

In recognition of the substantial benefits conferred upon Synovus and Current Synovus Shareholders as a result of the issuance of the Demand and the initiation, prosecution, and Settlement of the Action, Synovus, through its Board exercising its independent business judgment, shall, subject to the Court’s approval, pay Plaintiff’s Counsel an agreed-to award of attorneys’ fees and expenses in the total amount of $900,000.00 (the “Fee Award”). The Settling Parties agree that this Fee Award is fair and reasonable in light of the substantial benefits conferred upon Synovus and Current Synovus Shareholders as a result of this Settlement.

Additionally, in light of the benefits he has created for all Current Synovus Shareholders, Plaintiff shall apply for a Court-approved incentive award in the amount of $5,000.00 (the “Incentive Award”). The Incentive Award shall be funded from the Fee Award to the extent that agreement is approved in whole or part. Defendants shall take no position on the Incentive Award.

VIII.	THE RIGHT TO OBJECT AND/OR BE HEARD AT THE SETTLEMENT HEARING

Any Current Synovus Shareholder may object and/or appear and show cause, if he, she, or it has any concerns, why the Settlement should not be approved as fair, reasonable, and adequate, or why the Judgment should not be entered thereon, or why the Fee Award or Incentive Award should not be finally approved; provided, however, unless otherwise ordered by the Court, no Current Synovus Shareholder shall be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if approved, the Judgment to be entered thereon approving the same, or the Fee Award or Incentive Award, unless that shareholder has, at least fourteen (14) calendar days prior to the Settlement Hearing: (1) filed with the Clerk of the Court a written objection to the Settlement setting forth: (a) the nature of the objection; (b) proof of ownership of Synovus common stock through the date of the Settlement Hearing, including the number of shares of Synovus common stock held by the shareholder and the date(s) of purchase; and (c) any documentation in support of such objection; and (2) if a Current Synovus Shareholder intends to appear and requests to be heard at the Settlement Hearing, such shareholder must have, in addition to the requirements of (1) above, filed with the Clerk of Court: (a) a written notice of such shareholder’s intention to appear; (b) a statement that indicates the basis for such appearance; and (c) the identities of any witnesses the shareholder intends to call at the Settlement Hearing and a statement as to the subjects of their testimony. If a Current Synovus Shareholder files a written objection and/or written notice of intent to appear, such shareholder must also simultaneously serve copies of such notice, proof, statement, and documentation, together with copies of any other papers or briefs such shareholder files with the Court (either by hand delivery or by first class mail) upon each of the following:

Brett D. Stecker THE WEISER LAW FIRM, P.C. 22 Cassatt Ave. Suite 100 Berwyn, PA 19312 Counsel for Plaintiff	Susan E. Hurd ALSTON & BIRD, LLP 1201 West Peachtree Street Atlanta, GA 30309 Counsel for Defendants

Any Current Synovus Shareholder who does not make his, her, or its objection in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement, the Fee Award, or the Incentive Award, unless otherwise ordered by the Court, but shall otherwise be bound by the Judgment to be entered and the releases to given.

IX.	CONDITIONS FOR SETTLEMENT

The Effective Date of the Settlement shall be the date upon which all of the following have occurred: (a) the Court has entered the Preliminary Order; (b) the Court has entered the Judgment; (c) the Judgment has become Final; (d) the Settlement, including, without limitation, the corporate governance provisions set forth in Exhibit A to the Stipulation, has been approved and adopted by the Board; (e) Synovus or its carrier has paid the Fee Award to Plaintiff’s Counsel; and (f) the Action has been dismissed. If any of these conditions are not met, then the Stipulation shall terminate unless the Settling Parties mutually agree in writing to proceed with the Settlement.

The Judgment shall be “Final” upon the later of: (a) the date of final affirmance on an appeal of the Judgment, the expiration of the time for a petition for or a denial of such writ of review of the Judgment or, if such writ is granted, the date of final affirmance of the Judgment following review pursuant to that grant; or (b) the date of final dismissal of any appeal from the Judgment or the final dismissal of any proceeding on writ of review to review the Judgment; or (c) if no appeal is filed, the expiration date for filing of any appeal from the Court’s Judgment.

X.	EXAMINATION OF PAPERS AND INQUIRIES

This Notice contains only a summary of the terms of the Settlement. For a more detailed statement of the matters involved in the Action, reference is made to the Stipulation, which may be inspected at the Clerk of the Court’s Office, U.S. District Court for the Northern District of Georgia, Richard B. Russell Federal Building and Courthouse, 75 Spring Street, SW, Atlanta, GA 30303, during business hours of each business day. The Notice will also be available for viewing on Synovus’ website at www.synovus.com.

Any other inquiries regarding the Settlement or the Action should be addressed in writing to the following:

BRETT D. STECKER

THE WEISER LAW FIRM, P.C.

22 Cassatt Ave

Berwyn, PA 19312

Telephone: (610) 225-2677

Facsimile: (610) 408-8062

Counsel for Plaintiff

PLEASE DO NOT TELEPHONE THE COURT OR SYNOVUS

REGARDING THIS NOTICE.